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                         METROPOLITAN SERIES FUND, INC.

                              SUB-ITEM 77M MERGERS

BLACKROCK DIVERSIFIED PORTFOLIO

The Agreement and Plan of Reorganization dated as of February 27, 2009 between Metropolitan Series Fund, Inc. (the "Registrant"), on behalf of the BlackRock Diversified Portfolio, and Met Investors Series Trust, on behalf of the Legg Mason Partners Managed Assets Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 14, 2008.

BLACKROCK LEGACY LARGE CAP GROWTH PORTFOLIO

The Agreement and Plan of Reorganization dated as of February 27, 2009 between Metropolitan Series Fund, Inc. (the "Registrant"), on behalf of the BlackRock Legacy Large Cap Growth Portfolio and FI Large Cap Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 19, 2008.

The Agreement and Plan of Reorganization dated as of April 30, 2009 between Metropolitan Series Fund, Inc. (the "Registrant"), on behalf of the BlackRock Legacy Large Cap Growth Portfolio, and Met Investors Series Trust, on behalf of Met/AIM Capital Appreciation Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on February 2, 2009.